Exhibit 10.2

                               AMENDMENT NO. 1 TO
                               SOFTWARE AGREEMENT

         THIS AMENDMENT NO. 1 TO SOFTWARE AGREEEMENT (this "Amendment") is made
as  of  November  2,  2000  among  Tribeworks,   Inc.,  a  Delaware  corporation
("TRIBEWORKS") and Keepsake sprl ("KEEPSAKE"), a Belgian corporation.

         WHEREAS, TRIBEWORKS and KEEPSAKE entered into a SOFTWARE AGREEMENT dated as of November 2, 1999 (the "Agreement") pursuant to which KEEPSAKE would assign of its right, title and interest to certain software and perform engineering services.

         WHEREAS, the parties desire to extend the term of the Agreement and amend certain provisions.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


1.  The Agreement is hereby amended as follows:

         The following sentence is be added to the end of Section 7:
                  "In the event that the Company receives cumulative equity financing in excess of $3 million after January 1, 2001, then this section shall be stricken from the Agreement."

         Section 8 is replaced as follows:
                  "Keepsake shall assist Tribeworks for a period of 24 months after execution of this Agreement in development of the Software on a `best effort basis'. The relationships of Tribeworks and Keepsake shall be that of an independent contractor for work performed by Keepsake for Tribeworks under this Section 8. Keepsake will not be obligated to continue to act as an independent contractor in the event that Tribeworks is acquired. All work product developed by Keepsake for Tribeworks after the date hereof under this Section 8 shall constitute the property of Tribeworks. The fees payable by Tribeworks to Keepsake for this development work are specified in Annex C. Tribeworks shall deliver to Keepsake such copies of the Software and Derivative Works to enable Keepsake to perform its duties under this Agreement. Any copies of the Software and Derivative Works delivered by Tribeworks to Keepsake for this purpose shall be used by Keepsake for internal purpose only."

         The first paragraph of Annex C is replaced as follows:
                  "In consideration for ongoing technical development of iShell, Keepsake will receive a monthly payment of $9,000USD per month, payable at the end of each month for the period commencing on the date hereof."

2. In all other respects, the Agreement shall remain in full force and effect and shall apply to the parties hereto.

         The parties have executed this Amendment effective as of the date first set forth above:



TRIBEWORKS, INC.                    KEEPSAKE SRL

BY:     /s/ DUNCAN kENNEDY          BY:    /s/ PATRICK SOQUET
        ---------------------              ------------------

NAME:       DUNCAN J. KENNEDY       NAME:      PATRICK SOQUET

TITLE:      CEO, TRIBEWORKS, INC.   TITLE:     GENERAL MANAGER


/s/ GILBERT AMAR
- ----------------
    GILBERT AMAR